Exhibit 10.1

THIRD AMENDMENT
TO THE
AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF
ZALATORIS ACQUISITION CORP.

Pursuant to Section 242 of the
Delaware General Corporation Law

ZALATORIS ACQUISITION CORP. (the “Corporation”), a corporation organized and existing under the laws of the State of Delaware, does hereby certify as follows:

1.	The name of the Corporation is Zalatoris Acquisition Corp. The Corporation’s Certificate of Incorporation was filed in the office of the Secretary of State of the State of Delaware on February 1, 2021 (the “Original Certificate”). An Amended and Restated Certificate of Incorporation was filed in the office of the Secretary of State of the State of Delaware on December 9, 2021, amended on June 12, 2023 by that certain Amendment to the Amended and Restated Certificate of Incorporation, and was further amended on December 7, 2023 (as may be amended, the “Amended and Restated Certificate of Incorporation”).

2.	This Third Amendment to the Amended and Restated Certificate of Incorporation amends the Amended and Restated Certificate of Incorporation of the Corporation.

3.	This Amendment to the Amended and Restated Certificate of Incorporation was duly adopted by: (i) the affirmative vote of both (x) a majority of the holders of outstanding Common Stock voting together as a single class and (y) a majority of the outstanding Class B Common Stock voting as a separate class, entitled to vote at a meeting of stockholders in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware (the “DGCL”), (ii) the affirmative vote of the majority of the votes cast by stockholders represented online or by proxy at the Special Meeting, and (iii) the affirmative vote of the majority of the holders of Class B Common Stock, voting separately as a single class, as required by the Amended and Restated Certificate of Incorporation.

4.

Section 4.3(b)(i) is hereby deleted in its entirety and replaced as follows:

(b) Class B Common Stock.

(i) Shares of Class B Common Stock shall be convertible into shares of Class A Common Stock on a one-for-one basis (the “Initial Conversion Ratio”) at the election of the holder of such Class B Common Stock at any time prior to the closing of the Proposed Business Combination or otherwise automatically on the closing of the Proposed Business Combination.

5.

A new Section 5.6 is hereby added and shall read as follows:

Section 5.6 Written Consent to Action by Directors. Any action required to be taken at a meeting of the directors of the Corporation or any other action which may be taken at a meeting of the directors or of a committee, may be taken without a meeting, if a consent in writing, setting forth the action so taken, shall be signed by a majority of the directors, or a majority of the members of the committee, as the case may be. Such consent shall have the same legal effect as a vote of the majority the directors or members of the committee.

6.	Section 9.1(c) is hereby added to Article IX as follows:

(c)	In the event that the Corporation has not consummated an initial Business Combination within 24 months from the date of the closing of the Offering, upon the Sponsor’s request, the Corporation may extend the period of time to consummate a Business Combination by an additional eleven months in a series of eleven (11) one-month extensions, provided that (i) the Sponsor (or its affiliates or permitted designees) will deposit into the Trust Account $100,000 for each such one-month extension commencing January 14, 2024 until November 14, 2024 unless the closing of the Company’s initial business combination shall have occurred (the “Extension Payment”) in exchange for a non-interest bearing, unsecured promissory note payable upon consummation of a business combination and (ii) the procedures relating to any such extension, as set forth in the Trust Agreement, shall have been complied with. The gross proceeds from the issuance of such promissory note(s) shall be held in the Trust Account and used to fund the redemption of the Offering Shares in accordance with Section 9.2.

IN WITNESS WHEREOF, Zalatoris Acquisition Corp. has caused this Amendment to the Amended and Restated Certificate to be duly executed in its name and on its behalf by an authorized officer as of this 16 day of January, 2024.

ZALATORIS ACQUISITION CORP.

By:
Name:	Paul Davis
Title:	Chief Executive Officer